SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 14, 1998
                                                         ----------------



                             ICC Technologies, Inc.
                -------------------------------------------------
             (Exact name of Registrant as specified in its charter)




                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)






         0-13865                                     23-2368845
  ----------------------                   ------------------------------
 (Commission File Number)                 (IRS Employer Identification No.)





                  44 West 18th Street, New York, New York 10011
               ----------------------------------------------------
          (Address of principal executive offices, including zip code)




                                 (212) 634-6950
                        -------------------------------
                         (Registrant's telephone number)





                  330 South Warminster Road, Hatboro, PA 19040
             ------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

Sale of Partnership Interests in Fresh Air Solutions, L.P.

General

         On October 14, 1998 (the "Closing Date"), ICC Technologies, Inc. ("ICC"), through its wholly-owned subsidiary, ICC Desiccant Technologies, Inc., a Delaware corporation ("Seller"), sold a majority of its partnership interests in Fresh Air Solutions, L.P. ("FAS"), a Pennsylvania limited partnership engaged in the business of developing, manufacturing and distributing desiccant-based climate control systems, to Wilshap Investments, LLC ("Buyer"), an unaffiliated Delaware limited liability company owned by William A. Wilson, an executive officer of FAS and a former officer and director of ICC, and Andrew Shapiro, a former director of ICC.

         Seller's principal assets consisted of a 1% general partnership interest in FAS and an 89% limited partnership interest in FAS, which, in turn, in addition to FAS' operating assets also owned a 20% limited partnership interest ("Hexcore Interest") in Engelhard Hexcore, L.P. ("Hexcore"), a Delaware limited partnership controlled by Engelhard Corporation through its wholly-owned subsidiary Engelhard DT, Inc. Hexcore is engaged in the business of designing, manufacturing, and selling products fabricated from honeycomb substrate, and rotors or wheels or similar products used in climate control systems. As a result of the sale, Buyer replaced Seller as the sole general partner of FAS and Seller retained, as its sole asset, a 32.4% passive investment limited partnership interest in FAS. ICC will account for its continuing interest in FAS using the equity method of accounting.

Basic Terms of the Purchase and Sale Agreement

         Purchased Interests. Pursuant to the terms of the Purchase and Sale Agreement Relating to Partnership Interests in Fresh Air Solutions, L.P., dated October 14, 1998, between Seller and Buyer ("Purchase and Sale Agreement"), Seller sold its entire 1% general partnership interest and a 56.6% limited partnership interest in FAS (collectively referred to as the "FAS Partnership Interests") to Buyer in consideration for the purchase price and subject to the assumption of liabilities described below.

         Purchase Price. In consideration for the transfer and sale by Seller of the FAS Partnership Interests, Buyer paid $1,500,000, of which $1,125,000 was paid in cash to Seller and $375,000 was paid by delivery of an unsecured promissory note ("Note") issued by FAS, the principal amount of which, together with accrued interest thereon at the rate of 8%, is payable in full on October 14, 2000. The Buyer has guaranteed up to a maximum of 60% of the principal amount of the Note.

         Assumption of Liabilities. As a condition to the sale of the FAS Partnership Interests, Buyer agreed to assume, pay, perform and discharge (i) all of the liabilities of Seller, in its capacity as general partner of FAS or otherwise relating to or arising out of the FAS business, and FAS known by William A. Wilson or Manfred Hanuschek, the chief financial officer of FAS and former chief executive of ICC, regardless of when they arose; and (ii) all liabilities of Seller, in its capacity as the general partner of FAS or otherwise relating to or arising out of the business of FAS, and FAS which arose on or after November 18, 1997, whether or not known by ICC, Seller or Buyer or any of their respective principals, and (iii) all liabilities of ICC relating to or arising out of the FAS business known by William A. Wilson or Manfred Hanuschek (regardless of when they arose) or which arose on or after November 18, 1997 (whether or not known by ICC, Seller or Buyer or any of their respective principals) including, without limitation, all liabilities that ICC and Seller have under or associated with the revolving credit loan from Mellon Bank, N.A. to FAS pursuant to a Promissory Note dated February 27, 1998 by and between FAS and Mellon Bank, N.A. ("Mellon Loan"), and the Agreement of Lease between 330 South Warminster Associates, L.P. and Engelhard/ICC dated February 21, 1997 (which was assigned by Engelhard/ICC to FAS on February 27, 1998) ("Hatboro Lease"), as well as certain other liabilities enumerated in Section 1 of the Purchase and Sale Agreement insofar as such enumerated liabilities come within the meaning of the assumed liabilities as described above.

         Representations and Warranties. The Seller and Buyer made customary representations and warranties to each other, including as to organization, authorization, non-contravention, title and known liabilities of FAS.

         Conditions to Obligation to Close. The sale of the FAS Partnership Interests was subject to customary conditions to closing, including the execution and delivery of documents and instruments and the receipt of approvals and consents necessary to effectuate the sale of the FAS Partnership Interests and the withdrawal of Seller as the general partner of FAS and the admission of Buyer as the sole general partner of FAS. In addition, it was a condition to closing that Engelhard Corporation enter into an agreement with William A. Wilson to purchase the Hexcore Interest from FAS on such terms as were disclosed to ICC and Seller prior to closing. As a condition to Seller's obligation to close on the sale, Seller was released from all liability under the Mellon Loan by Mellon Bank, N.A. and ICC and Seller were released from all liability under the Hatboro Lease by the landlord of such property.

         Indemnification. The Seller and Buyer have each agreed to indemnify the other for any breach of any representations, warranties, or covenants by the indemnifying party contained in the Purchase and Sale Agreement.

         Post-Closing Covenants.

                  Change of Name. Seller agreed to change its name to a name not substantially similar to its current name within 10 days from closing.

                  Right of First Refusal. If Seller desires to directly transfer any of its remaining limited partnership interest in FAS, Seller has agreed to give written notice of such offer to Buyer. Buyer shall have the option to participate in the purchase of Seller's partnership interests for the price and upon the other terms and conditions contained in the offer, so long as Buyer purchases all of the remaining partnership interests so offered by Seller.

                  Come Along Rights. If Buyer desires to transfer any of its partnership interests in FAS, Buyer has agreed to give written notice of such intended transfer to Seller. Seller shall have the option to participate in the proposed transfer, upon the same terms and conditions as Buyer, up to that percentage of Seller's remaining limited partnership interest in FAS equaling the product of (i) a fraction, the numerator of which is the percentage of Seller's remaining limited partnership interest in FAS as of the date of such proposed transfer and the denominator of which is the percentage of aggregate general and limited partnership interests actually owned as of the date of such written notice by Buyer and Seller, multiplied by (ii) the partnership interest proposed to be transferred by Buyer.

                  No Board Representation. Following the closing, neither ICC nor Seller shall have the right to have any representatives elected to the Board of Directors or other governing body of Buyer.

Item 7.  Financial Statements and Exhibits

         (b)  Pro forma financial information.

                                                                        Page No.
                                                                        --------

Unaudited Pro Forma Financial Information                                  4
Unaudited Pro Forma Condensed Consolidated Statement of Operations
   for the year ended December 31, 1997                                    5
Unaudited Pro Forma Condensed Consolidated Statement of Operations
   for the six months ended June 30, 1998                                  6
Unaudited Pro Forma Balance Sheet as of June 30, 1998                      7
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements   8

Unaudited Pro Forma Financial Information

Basis of Presentation:

The following Unaudited Pro Forma Condensed Consolidated Statements of Income for the twelve months ended December 31, 1997 assumes that the acquisition of Rare Medium, Inc. ("Rare Medium") occurred on January 1, 1997. This presentation entails adding the results of operations of Rare Medium to those reported by the Company in its Form 10-K for the twelve months ended December 31, 1997, and making certain pro forma adjustments as described in the Notes to Unaudited Pro Forma Financial Statements.

Prior to February 27, 1998, the Company conducted operations through Engelhard/ICC, a general partnership formed in February 1994, in which the Company, along with Engelhard Corporation ("Engelhard"), each owned, indirectly, a 50% general partnership interest. At that time, the Company was essentially a holding company for the partnership interests and, its investment in the Partnership was accounted for using the equity method of accounting.

In February 1998, a restructuring of the Engelhard/ICC partnership occurred, resulting in its division into two separate operating partnerships: Fresh Air Solutions LP ("Fresh Air Solutions") and Engelhard HexCore LP ("Engelhard HexCore"). ICC indirectly owned 90% of Fresh Air Solutions and 20% of Engelhard HexCore. Engelhard indirectly owned 10% of Fresh Air Solutions and 80% of Engelhard HexCore. In the following Unaudited Pro Forma Condensed Consolidated Statements of Income for the twelve months ended December 31, 1997, the effect of the sale of the 57.6% interest in Fresh Air Solutions is illustrated by adjusting the equity in interest in the net loss of Engelhard/ICC reported for 1997 by the amount that is estimated to have related to the operations which were, as of the restructuring, included in FAS.

Pursuant to the Restructuring, the Company obtained full management control of Fresh Air Solutions, L.P. as of January 1, 1998 and was responsible for providing full financial support. Accordingly, as of that date, the Company consolidated the assets and liabilities of Fresh Air Solutions, and from that date the results of operations as reported by the Company included 100% of the results of operations of Fresh Air Solutions, L.P.

The Unaudited Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 1998 assumes that the sale of the 57.6% interest in Fresh Air Solutions occurred as of January 1, 1998, and also that the acquisition of Rare Medium occurred on January 1, 1998. This presentation entails adding the results of operations of Rare Medium to those reported by the Company in its Second Quarter Form 10-Q for the six months ended June 30, 1998, and deducting the results of operations of Fresh Air Solutions for this period, which were included therein, except for the 32.4% interest in FAS which has been retained.

The acquisition of Rare Medium has been accounted for under the purchase method of accounting. The purchase price has been allocated based on the fair values of the assets acquired and liabilities assumed as of the date of acquisition. The unaudited pro forma financial statements do not purport to represent what the Company's results of operations or financial position actually would have been had the acquisition or the sale occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and do not reflect any benefits from economies which might be achieved from the combined operations. In the opinion of management all adjustments have been made that are necessary to present fairly the unaudited pro forma financial statements. The unaudited pro forma balance sheets and statements of operations should be read in conjunction with the audited financial statements and notes thereto of the respective companies.

Unaudited Pro Forma Condensed Consolidated Statement of Operations Year Ended December 31, 1997


                                     ICC (1)         Rare (2)      Adj. (3)          Total
                                     -------         --------      --------          -----
Revenue                             $     --         $3,856,223                    $ 3,856,223
Cost of sales                             --          1,538,678                      1,538,678
                                    ------------     ----------    -----------      ----------
Gross profit                              --          2,317,545         --           2,317,545

Operating expenses:
   General and administrative          1,991,594      1,349,494         --           3,341,088
   Equity interest in net loss of         --             --             --              --
      Engelhard / ICC                 11,985,361         --        (10,993,601)        991,760
   Amortization of goodwill               --             --         14,980,875      14,980,875
   Stock-based compensation               --          4,088,641         --           4,088,641
   Finders fee                            --            500,000         --             500,000
                                    ------------     ----------    -----------     -----------
Total operating expenses              13,976,955      5,938,135      3,987,274      23,902,364
                                    ------------     ----------    -----------     -----------
Income (loss) from operations        (13,976,955)    (3,620,590)    (3,987,274)    (21,584,819)

Other income / (expense)
   Interest and other income             492,870         21,921         --             514,791
   Interest expense                       --             --         (1,887,000)     (1,887,000)
                                    ------------     ----------    -----------     -----------
Total other income / (expense)           492,870         21,921     (1,887,000)     (1,372,209)
                                    ------------     ----------    -----------     -----------
Income (loss) before provision for
   income taxes                      (13,484,085)    (3,598,669)    (5,874,274)    (22,957,028)
Provision for income taxes                --             29,135         --              29,135
                                    ------------     ----------    -----------     -----------
Net loss                            $(13,484,085)   $(3,627,804)   $(5,874,274)   $(22,986,163)
                                    ============    ===========    ===========    ============

Net loss per common share           $      (0.63)                  $     (1.38)   $      (0.90)
                                    ============                   ===========    ============

Weighted average common shares        21,339,635                   $ 4,269,300      25,608,935
                                    ============                   ===========    ============

Unaudited Pro Forma Condensed Consolidated Statement of Operations Six Months Ended June 30, 1998


                                                     ICC (4)          FAS (5)       Q1 Rare (6)      Adj. (7)         Total
                                                   -----------      -----------     -----------    -----------     ------------
Revenue                                            $ 3,799,473     $(2,784,383)    $ 1,041,532    $      --       $  2,056,622

Operating expenses:
   Cost of revenue                                   3,987,353      (3,261,400)        620,428            --          1,346,381
   General and administrative                        4,961,485      (2,669,151)        650,006            --          2,942,340
   Amortization of intangible assets                 3,807,755            --              --         3,807,755        7,615,510
                                                   -----------     -----------     -----------     -----------     ------------
Total operating expenses                            12,756,593      (5,930,551)      1,270,434       3,807,755       11,904,231
                                                   -----------     -----------     -----------     -----------     ------------
Loss from operations                                (8,957,120)      3,146,168        (228,902)     (3,807,755)      (9,847,609)
Other income (expense):
     Gain on restructuring of Engelhard             24,256,769         510,540            --              --         24,767,309
     Interest and other income                         226,832         (24,360)          6,167            --            208,639
     Interest expense                                 (493,691)         95,324          (1,208)       (471,750)        (871,325)
     Equity interest in net
        loss of investment                            (133,450)           --              --              --           (133,450)
     Loss on sale of FAS                                  --              --              --        (1,355,953)      (1,355,953)
                                                   -----------     -----------     -----------     -----------     ------------
Total other income (expense)                        23,856,460         581,504           4,959      (1,827,703)      22,615,220
                                                   -----------     -----------     -----------     -----------     ------------
Net income (loss)                                  $14,899,340     $ 3,727,672     $  (223,943)    $(5,635,458)    $ 12,767,611
                                                   ===========     ===========     ===========     ===========     ============
Net loss per common share                          $      0.60                                                     $       0.52
                                                   ===========                                                     ============
Weighted average common shares                      24,691,994                                                       24,691,994
                                                   ===========                                                     ============


Unaudited Pro Forma Balance Sheet
As of June 30, 1998


                                              ICC (8)            FAS (9)            Adj. (10)             Total
                                           ------------        ------------        ------------        ------------
CURRENT ASSETS:

   Cash and cash equivalents               $  4,887,503        $ (2,018,312)       $  1,125,000        $  3,994,191
   Accounts receivable less allowance
      for doubtful accounts                   2,682,865          (1,341,569)                              1,341,296
   Inventories / work in process              3,074,333          (2,734,033)                                340,300
   Prepaid expenses and other current
      assets                                    564,371            (250,206)                                314,165
   Prepaid expenses and other
      current assets                            157,772                                                     157,772
                                           ------------        ------------        ------------        ------------
      Total current assets                   11,366,844          (6,344,120)          1,125,000           6,147,724

Restricted cash equivalents                        --                                                          --
Property, plant and equipment, net            3,329,652          (2,292,720)                              1,036,932
Note receivable                                    --                                   375,000             375,000
Goodwill, net                                41,935,300                                                  41,935,300
Other assets, net                                47,460                (410)                  1              47,051
                                           ------------        ------------        ------------        ------------
      Total assets                         $ 56,679,256        $ (8,637,250)       $  1,500,001        $ 49,542,007
                                           ============        ============        ============        ============

CURRENT LIABILITIES:
   Accounts payable and
      accrued expenses                        5,518,607          (3,687,618)               --             1,830,989
   Deferred taxes payable                                                                                      --
   Income taxes payable                                                                                        --
   Deferred revenue                             317,688                                                     317,688
   Loan payable to stockholder                                                                                 --
                                           ------------        ------------        ------------        ------------
                                              5,836,295          (3,687,618)               --             2,148,677
Notes payable                                24,293,678          (2,093,678)                             22,200,000
Deferred rent payable                            70,082                                                      70,082
                                           ------------        ------------        ------------        ------------
      Total liabilities                      30,200,055          (5,781,296)               --            24,418,759

Commitments

STOCKHOLDERS' EQUITY:
   Common stock                                 259,969                                                     259,969
   Additional paid-in capital                65,909,609                                                  65,909,609
   Note receivable from director               (230,467)                                                   (230,467)
   Retained earnings (deficit)              (39,288,480)         (2,855,764)          1,500,001         (40,644,433)
   Treasury common stock                       (171,430)                                                   (171,430)
                                           ------------        ------------        ------------        ------------
      Total stockholders' equity             26,479,201          (2,855,954)          1,500,001          25,123,248
                                           ------------        ------------        ------------        ------------
      Total liabilities and
         stockholders' equity              $ 56,679,256        $ (8,637,250)       $  1,500,001        $ 49,542,007
                                           ============        ============        ============        ============

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Represents the audited Consolidated Statement of Operations of registrant as reported in the Company's Annual Report on Form 10-K-A for the year ended December 31, 1997. These amounts include the operations of the FAS' climate control systems business, which at that time was conducted through an unconsolidated partnership Engelhard / ICC, on the equity method of accounting.

2. Represents the results of operations of Rare Medium for the year ended December 31, 1997, as included in the registrant's Report on From 8-K/A dated June 25, 1998.

3. Includes pro forma adjustments to: (i) reduce the equity interest in the net loss of Engelhard / ICC to an estimate of the loss except for the 32.4% equity interest retained in FAS; (ii) recognize amortization of goodwill using a three-year amortization period relating to the acquisition of Rare Medium; and (iii) recognize one year of interest at 8.5% on the $22.2 million note which was partial consideration for the acquisition of Rare Medium.

4. Represents the unaudited Condensed Consolidated Statement of Operations of registrant as reported in the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1998. These amounts include the results of operations of Rare Medium from its acquisition by the Company in April through June 30, 1998.

5. Represents a reduction of the unaudited results of operations of FAS for the six month ended June 30, 1998. These amounts were included in the reported results of operation for the registrant for this period.

6. Represents the unaudited results of operations of Rare Medium for the first quarter of 1998. This period's results of operations were not included in the registrant's reported results of operations for the six months ended June 30, 1998, due to Rare Medium's being acquired on April 15, 1998.

7. Adjustments include: (i) recognition of a loss of $1,355,953 on the sale of the 57.6% interest in FAS by the Company; (ii) pro forma recognition of interest expense and amortization of goodwill for the first quarter as a result of the acquisition of Rare Medium.

8. Represents the unaudited Condensed Consolidated Balance Sheet of registrant as reported in the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1998. These amounts include the assets and liabilities of Rare Medium and FAS.

9. Represents a reduction of the amounts shown on the unaudited Condensed Consolidated Balance Sheet of registrant by the unaudited Condensed Balance Sheet of FAS as of June 30, 1998.

10. Adjustments include the receipt of $1,125,000 of cash and a $375,000 note, the valuation of the remaining 32.4% interest in FAS at $1, and the recognition of a loss on the disposition in the amount of $1,355,953.

         (c)  Exhibits

Exhibit No.       Description
-----------       -----------
2.1               Purchase and Sale Agreement Relating to Partnership Interests
                  in Fresh Air Solutions, L.P. by and between ICC Desiccant
                  Technologies, Inc. and Wilshap Investments, LLC dated as of
                  October 14, 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                          ICC TECHNOLOGIES, INC.
                                                Registrant


                                          By: /s/  Glenn S. Meyers
                                              ----------------------------
                                              Glenn S. Meyers, President
                                              and Chief Executive Officer

                                              Date:  October 29, 1998